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                                                                   EXHIBIT 10.2

                           LPG TERMINALING AGREEMENT



         THIS AGREEMENT, ("Agreement"), dated as of May 1, 1996, by and between TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "TEPPCO") and Amerigas Propane, L.P., a Delaware limited partnership (hereinafter referred to as "Amerigas").

                                    RECITALS

         A. TEPPCO is the owner and operator of a tidewater refrigerated LPG terminal situated at Providence, Rhode Island, suitable for providing the service of terminaling and handling of Propane; and

         B. Amerigas will have quantities of Propane available by tankship during the term of this Agreement which it desires to throughput through TEPPCO's Providence Terminal.

                                  WITNESSETH:

         NOW, THEREFORE, for, and in consideration of, the mutual benefits and advantages to each party, and of the mutual covenants and agreements herein contained, and intending to be legally bound hereby the parties do covenant and agree, each with the other, as follows:
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                                   SECTION 1

                    DEFINITIONS:  CONSTRUCTION OF REFERENCES

         In this Agreement, unless the context otherwise requires:

         1.1 All references to designated Sections and other subdivisions are designated Sections and other subdivisions of this Agreement, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this instrument as a whole and not to any particular Section or other subdivision.

         1.2 The terms defined in Section 1.4 or elsewhere in this Agreement shall, for purposes of this Agreement, have the meanings assigned to them in Section 1.4 or elsewhere and include the plural as well as the singular.

         1.3 Except as otherwise indicated, all the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time-to-time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof.

         1.4 The following terms shall have the following meanings for all purposes of this Agreement:

                 a. "Actual Degree Days" shall be the summation of each calendar day's reported degree day value for the months of October through March as such degree days are reported in the Heating Degree Day Monthly Summary as published by the National Oceanic and Atmospheric Administration's Climate Analysis Center for Providence, Rhode Island.

                 b.       "Barrel" shall mean forty-two (42) U.S. Gallons.





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                 c.       "Contract Year" shall mean 365 days (366 days in
years having a February 29) from May 1 through April 30 during the term of this Agreement.

                 d. "CPI-U Index" shall mean the Consumers Price Index for "All Items, All Urban Consumers" published in the Survey of Current Business by the United States Department of Commerce Economics and Statistics Administration/Bureau of Economic Analysis (1982 - 1984 = 100).

                 e. "Day" shall mean a period of twenty-four (24) consecutive hours.

                 f.       "Effective Date" shall mean May 1, 1996.

                 g. "Gallon" shall mean a U.S. gallon having 231 cubic inches of liquid at sixty (60) degrees Fahrenheit at the vapor pressure of the liquid.

                 h. "Heel" shall mean that volume of Propane which must remain in the storage tank at the Terminal to maintain its refrigerated integrity. This quantity shall be the last two feet (2') remaining in the storage tank or additional quantity as may be mutually agreed by the parties.

                 i. "Metric Ton" shall mean the international unit of weight, equivalent to 2,240.6 U.S. pounds.

                 j. "Month" shall mean a calendar month, commencing on the first day thereof.

                 k.       "Normal Degree Days" shall be the most recent thirty
(30) year average of Actual Degree Days.

                 l.       "Notice of Readiness" shall mean the advice from the





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tankship's master that the tankship under his command has arrived at the location from which the pilot normally embarks, is ready to proceed to the Terminal in accordance with tankship travel regulations in effect at that time, and is in a suitable condition to commence the discharge of Propane.

                 m. "Propane" shall mean propane HD-5, conforming to current Gas Processors Association's ("GPA") published specifications or any later revision thereof. GPA specifications are attached hereto as Exhibit 1.4(m).

                 n. "Summer Rate" shall mean the rate or rates for Receipt Charges in effect during a Contract Year in the Months of April through September, as set forth in Section 9.1.

                 o. "Terminal" shall mean TEPPCO's refrigerated LPG tidewater terminal located in Providence, Rhode Island and all associated facilities.

                 p. "Terminaling" shall mean the delivery into storage, the holding in storage, and the delivery out of storage of Propane at the Terminal.

                 q. "Winter Rate" shall mean the rate or rates for Receipt Charges in effect during a Contract Year in the Months of October through March, as set forth in Section 9.1.



                                   SECTION 2

                                      TERM

         2.1 Except as is set forth in Section 2.2, this Agreement shall be, and remain, in full force and effect from May 1, 1996





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through and including April 30, 2001 ("Primary Term") unless sooner terminated pursuant to other provisions of this Agreement. Thereafter, this Agreement shall continue from Contract Year to Contract Year ("Renewal Term") unless written notice of termination is given by either party to the other party at least three (3) months prior to the end of the Primary Term or any Renewal Term whereupon this Agreement shall terminate at the end of such Primary Term or Renewal Term, as the case may be. Such notice of termination may be given by either party as a matter of right and need not be for cause.

         2.2 TEPPCO may notify Amerigas in writing on or before the first day of March of any year during the Primary Term or Renewal Term of its intention to perform an internal inspection of the tank at the Terminal during the months of May, June, July or August of that calendar year. In the event TEPPCO, in its sole judgment, determines that modifications or repairs to said tank or other facilities at the Terminal ("Tank") are required, TEPPCO shall notify Amerigas of the proposed modifications or repairs to the Tank and the parties shall negotiate in good faith to determine a revised fee structure to allow TEPPCO to recover the costs (and a rate of return) of such modifications or repairs. If the parties are unable to reach agreement on a revised fee structure on or before March 31 of the next calendar year, this Agreement will terminate thirty (30) days thereafter (April 30).





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                                   SECTION 3

                            MATERIALS AND QUANTITIES

         3.1 TEPPCO shall provide facilities suitable for unloading Propane at the Terminal from tankships nominated by Amerigas and the delivery of Propane at the Terminal into tank trucks provided or caused to be provided by Amerigas.

         3.2 TEPPCO will accept tankships within the size range that pilots bring alongside the Terminal on a regular basis, and the Terminal shall provide a berth to, at and from which tankships can approach, lie and depart always safely afloat; provided however, notwithstanding anything in this Agreement to the contrary, TEPPCO does not represent, warrant or guarantee that the Terminal shall accommodate tankships of greater draft or length overall than specified in Section 4.1 below.

         3.3 TEPPCO shall provide an LPG-rated loading arm and pipelines in good working order and of sufficient reasonable capacity to accommodate tankships described in Section 4.1. Amerigas shall ensure that all tankships are equipped with adapters and all other items required to mate to TEPPCO's ten inch (10") diameter ANSI 150 flange.

         3.4 Amerigas warrants that it shall nominate only reputable tankships and shall require by contract or otherwise that all owners or operators of such tankships warrant that (i) the master of the tankship shall at all times exercise due diligence while approaching, lying and or departing from the Terminal, (ii) the tankship shall be in compliance with United States Coast Guard





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regulations and inspections, shall carry all required documents and shall be in compliance with all applicable port authority requirements and TEPPCO's safety and security procedures and (iii) the tankship shall be suitable for the discharging of Propane.

         3.5 Amerigas shall arrange for the tankship to carry and make available to TEPPCO upon request, a copy of each of the following documents:

         (a)     Bill of Lading or Letter of Indemnity.

         (b)     Certificate of Origin.

         (c)     Tankship's Ullage Report.

         (d)     Tankship's Time Log.

         (e) An Inspector's Certificate of quantity and quality of Propane loaded on board the tankship at the loading port.



                                   SECTION 4

                              DELIVERY OF PROPANE

         4.1     (a)      TEPPCO can accept tankships at its Terminal berth up
to the following maximum dimensions:

                          Overall length - 750 feet
                          Width          - 110 feet

The maximum water depth at the Terminal is approximately thirty-five (35) feet at mean low water.

         (b) The tankship's cargo manifold height above the water line shall not exceed forty (40) feet when the tankship is unloaded, and the distance of the manifold from the tankship rail shall not exceed ten (10) feet, unless waived in writing by TEPPCO.

         (c)     Tankships shall discharge at TEPPCO's connection at rates





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specified in this Section 4.1(c) and at a pressure of not less than 90 pounds per square inch gauge ("psig") and a maximum discharge pressure to be determined by TEPPCO at the time of delivery. Tankships shall be equipped and prepared to deliver Propane at a temperature of no warmer than minus forty (40) degrees Fahrenheit. Tankships shall have aboard unloading pumps and allied equipment capable of pumping Propane at a minimum of five thousand six hundred (5,600) Barrels per hour.

         4.2 Prior to departure from a customary anchorage at Providence, Amerigas shall cause a Notice of Readiness to be tendered to TEPPCO.

         4.3 Prior to receipt of tankship for unloading and as soon as available, Amerigas will mail to TEPPCO the following by registered airmail, return receipt requested:

                 a.       three (3) copies of Certificate of Origin.

                 b. three (3) copies of tankship's Ullage Report and time log.

                 c. three (3) copies of Certificate of Quantity and Quality.

                 d. three (3) copies of Bills of Lading or Letter of Indemnity.



                                   SECTION 5

                             LAYTIME AND DEMURRAGE

         5.1 TEPPCO shall not be responsible for any laytime or demurrage charges incurred by Amerigas in utilization of the





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Terminal facilities during the term of this Agreement except as specified herein below. If allowed laytime is exceeded because of TEPPCO's inability to receive cargo due to TEPPCO's fault, then TEPPCO shall pay for such excess laytime. Such laytime demurrage rate shall be as stated in Amerigas' notice to TEPPCO as provided in Section 6.2 and shall be that amount which Amerigas is required to pay under the terms of its charter party agreement with the tankship owner. All demurrage claims shall be presented within ninety (90) days after the date of completion of discharge, or such claims shall be barred for recovery by Amerigas from TEPPCO.

         5.2     a.       Laytime shall commence at the time when a tankship
("Vessel") is securely moored at the Terminal. Notice of Readiness shall be tendered upon arrival at the customary anchorage point for the Terminal.

                 b. Laytime shall cease upon the final disconnection of the Vessel's discharge hose(s) following the discharge of the cargo.

                 c. Time spent by the Vessel on inward passage or in handling ballast or slops (to the extent total time spent is affected by such handling of ballast or slops) or time lost through any suspension of discharge due to fault or failure of the Vessel or for ship's purposes, shall not count against laytime.

                 d.       None of the following shall count as used laytime:

                          (i) time used in moving the Vessel from anchorage to berth;

                          (ii)          time lost due to any delay in the Vessel





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                                        clearing her berth, caused by
                                        conditions not within TEPPCO's control;

                          (iii) time lost if any agency or authority having jurisdiction over the port of the Terminal prohibits the discharge of the Propane at any time;

                          (iv) time lost in awaiting U.S. Coast Guard Customs and immigration clearance and pratique;

                          (v) any time lost or delay caused by port restriction imposed by any agency or authority having jurisdiction over the port or the Terminal, such as restrictions relating to tides, dark hours, minimum safety visibility, and like conditions;

                          (vi) any time lost due to the Vessel's conditions or due to breakdown of the Vessel's facilities or due to the inability of the Vessel in normal operation to discharge
                                        Propane at least at the rate of
                                        5,600 Barrels per hour; and

                          (vii) time lost or delay caused by strike, lockout, stoppage or restraint of labor for master, officers and crew of the





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                                        Vessel.

                 e. If a Vessel is unable to tender Notice of Readiness because of its failure to pass Coast Guard or other required inspection or because of other problems with the Vessel and if the Vessel is subsequently delayed in proceeding to the Terminal because another Vessel is then using the Terminal, the time consumed by such delay will not count as used laytime.



                                   SECTION 6

                                  NOMINATIONS

         6.1 Unless otherwise specified, Amerigas shall give TEPPCO at least forty-five (45) days written notice, prior to the beginning of each calendar quarter, of its estimated delivery schedule for the immediate forthcoming calendar quarter, including cargo quantities and the best estimate then available of the three (3) Day range within which Amerigas desires to have the tankship discharge.

         6.2 Not later than thirty (30) days prior to a tankship's expected arrival at the Terminal, Amerigas, or its agent, shall advise TEPPCO by telex or other suitable means of the name of the tankship, if available, and the overall length, width and freshwater draft of the tankship, the approximate quantity of Propane to be unloaded, the estimated loading dates, the expected date of the tankship's arrival at the Terminal, and excess laytime demurrage rates. TEPPCO shall have seventy-two (72) hours after receipt of such advice within which to accept or reject the





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nomination made by Amerigas; provided that, TEPPCO may reject any such nomination only for the following:

                 a. The docking berths at the Terminal will not be available at the requested time.

                 b. The Port of Providence is or will be closed at the requested time.

                 c. The Propane to be delivered does not meet appropriate specifications required under this Agreement or is otherwise unacceptable to TEPPCO.

                 d. The tankship nominated by Amerigas poses an unacceptable environmental or safety risk.

TEPPCO shall notify Amerigas in accordance with Section 15.12 of this Agreement, of acceptance or rejection of a nomination. Upon giving reasonable advance written notice to TEPPCO, Amerigas may substitute for a nominated tankship previously accepted by TEPPCO, another tankship of a similar size and meeting the requirements set forth herein. The scheduled arrival date of any tankship thus substituted shall not, without the prior written consent of TEPPCO, differ from the latest accepted date of the tankship for which the substitution is made. All tankships nominated or substituted by Amerigas shall be suitable for discharging at the Terminal without alteration or modification of the Terminal.

         6.3 Upon completion of the loading of the tankship destined for the Terminal, Amerigas, or its agent, shall telex to TEPPCO the following information.

                 (a)      Name of tankship.





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                 (b)      Quantity of Propane to be delivered to the Terminal.

                 (c)      Estimated time of arrival.

                 (d)      Length of tankship overall.

                 (e)      Width of tankship overall.

                 (f)      Arrival freshwater draft.

                 (g) Location above water line of liquid cargo connection, in from rail, and distance from stern.

                 (h) Liquid cargo connection size and pressure rating and all flanges, fittings, adapters, and attachments necessary for TEPPCO to make connection to the tankship's manifold flanges.

                 (i)      Cargo pump rating, volume and pressure.

                 (j) Necessity for a complete inspection by Coast Guard, if required.

                 (k)      Number of tanks loaded with Propane.

                 (l)      Rated discharge capacity.

                 (m)      Cargo:

                          (1)     Product specifications

                          (2)     Temperature

                          (3)     Total volume

                          (4)     Analysis of cargo, if available:

                                  (a)  Corrosion

                                  (b)  Product composition

                 (n)      Local customs broker or tankship's local agent.

         6.4     The tankship shall report to TEPPCO at discharging port





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seventy-two (72), forty-eight (48) and twenty-four (24) hours in advance of arrival, stating the expected date and hour of arrival. The notices provided for under this Section shall not alter the nominated arrival date as established in Section 6.2. For purposes of this Agreement, the discharging port shall be the Port of Providence, Rhode Island.

         6.5 Prior to tankship's departure from customary anchorage at discharging port, Amerigas shall cause a Notice of Readiness to be tendered to TEPPCO. When the Terminal becomes available, TEPPCO shall give the tankship notice to proceed to the Terminal. The tankship shall not proceed to the Terminal until it has received such notice which shall not be unreasonably withheld.



                                   SECTION 7

                       MEASUREMENT, SAMPLING AND ANALYSIS

         7.1 The quality of Propane and hydrocarbon components contained in the Propane delivered hereunder shall be determined by a recognized and reputable outside petroleum inspection firm selected by TEPPCO and Amerigas, with all costs of such firm to be borne equally between Amerigas and TEPPCO. The inspector's determination as to quality, quantity and components shall be conclusive and binding upon both parties. Representative samples of the Propane shall be taken from the tankship's tanks prior to unloading at the delivery point or if agreed to by TEPPCO, from line sampling devices from the onshore receiving lines if samples from the tankship's tanks are not available. TEPPCO shall have the





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right to require the tankship's master to have the Propane recirculated on board in advance of unloading and prior to the time samples are taken. The tankship shall have a sampling connection in the recirculation piping of each tank. Tests to determine quality shall be made from such samples and shall be made in accordance with the latest standards or testing methods of the American Society for Testing Materials or Gas Processors Association Publication 2140-86. Chromatographic analysis or other analytical procedure as may be agreed to by the parties shall be made of the samples to determine the presence of contaminants and the liquid volume percentages of ethane, propane, normal butane, isobutane and pentanes plus components (including but not limited to natural gasoline) of the Propane. The quantity of Propane delivered from the tankship shall be determined on a volumetric basis by shore tank gauges or meters at the delivery point in accordance with the API Manual of Petroleum Measurement Standards in effect on date of delivery. All volumes of Propane delivered hereunder shall be corrected to net standard volume (at standard conditions at sixty (60) degrees Fahrenheit in accordance with the ASTM-1250 and API 2540 Petroleum Measurement Tables, in effect on date of delivery).

         7.2 Any requirement of Amerigas pertaining to potential contaminants and/or specific hydrocarbon composition not listed in TEPPCO's Propane specification must be identified by Amerigas and the allowable concentrations agreed to in writing by both parties prior to delivery of such Propane.





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         7.3     Except as otherwise provided in Section 14.2 hereof or any arrangements agreed to by the parties hereto, TEPPCO agrees not to accept into terminal storage any Propane that does not conform to the specifications attached hereto as Exhibit 1.4(m).





                                   SECTION 8

                             REDELIVERY OF PROPANE

         8.1 TEPPCO will redeliver odorized Propane to Amerigas at the truck racks located at the Terminal.

         8.2 TEPPCO shall provide Amerigas with a daily report on receipt, deliveries and inventories of Amerigas' Propane.

         8.3 Volume measurement of Amerigas' Propane delivered into trucks shall be by meters provided by TEPPCO. TEPPCO shall, at least twelve times each Contract Year, verify the accuracy of its meters (i) by comparing meter readings with truck weights, or (ii) by any other industry accepted procedure. Amerigas shall have the right to witness such tests. In that regard, Amerigas, or its representatives, shall have access at all reasonable times to the metering equipment used and described herein, including all instruments used by TEPPCO, or its representative, in determining the quantity and quality of Propane delivered hereunder, but the reading, metering and testing thereof shall be done only by TEPPCO, or its representative. However, Amerigas, at its sole cost, expense and liability and subject to any health, safety or other requirements by TEPPCO, may conduct twice each Contract Year an





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independent analysis and inspection of TEPPCO's metering system at the Terminal in accordance with standard industry practices and procedures. Amerigas shall send TEPPCO a copy of the results of such inspection as soon as reasonably possible.

         8.4 Notwithstanding anything in this Agreement to the contrary for so long as Amerigas has the exclusive use of the Terminal TEPPCO shall not be responsible or liable for redelivering Propane to Amerigas pursuant to this Agreement that fails to meet or conform to the specifications in Exhibit 1.4(m) attached hereto; provided that, TEPPCO can reasonably demonstrate that it is redelivering Propane that was received from Amerigas and that such Propane has not been commingled with any Propane other than Propane previously delivered into the Terminal by or on behalf of or pursuant to instructions of Amerigas and that the odorant added to such Propane meets or conforms to the specifications in Exhibit 8.4, which exhibit may be modified at any time and from time-to-time based on changes in the odorant specifications of TEPPCO's odorant suppliers.

         8.5 TEPPCO shall have the right to use for its Terminal operation purposes only and without cost to TEPPCO, Amerigas' Propane in storage at the Terminal. Usage of such fee free Propane by TEPPCO shall not exceed five thousand (5,000) Barrels annually.





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                                   SECTION 9

                        FEES, PAYMENT AND EXCLUSIVE USE

         9.1 In consideration for the receipt of services provided pursuant to this Agreement, Amerigas shall pay the following "Receipt Charge" for Propane received into the Terminal from tankships nominated by or on behalf of
Amerigas:

                 (a) On the first 1,650,000 Barrels of Propane from Amerigas received into the Terminal during a Contract Year, the Winter Rate shall be 3.90 cents per Gallon and the Summer Rate shall be 2.90 cents per Gallon.

                 (b) On all Barrels of Propane in excess of 1,650,000 Barrels up to and including 1,950,000 Barrels received into the Terminal from Amerigas during a Contract Year, the Winter Rate shall be 4.05 cents per Gallon and the Summer Rate shall be 3.05 cents per Gallon.

                 (c) On all Barrels of Propane in excess of 1,950,000 Barrels received into the Terminal from Amerigas during a Contract Year, the Winter Rate shall be 4.30 cents per Gallon and the Summer Rate shall be 3.30 cents per Gallon.

It is understood and agreed that the Winter Rate and Summer Rate as set forth in item (c) directly above may be reduced at TEPPCO's sole discretion at any time and from time to time whenever Amerigas submits in writing a request for a reduction in such rates and the





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reasons for such reduction.

         9.2 In consideration for the delivery services provided by TEPPCO to Amerigas or for Amerigas' account pursuant to this Agreement, Amerigas shall pay a separate "Loading Charge" of 0.5 cents ($0.005) per Gallon on all Propane delivered to Amerigas or for Amerigas' account from the Terminal. Amerigas' existing inventory of Propane in the Terminal as of the Effective Date shall be subject to the Loading Charge set forth in this Section 9.2.

         9.3 In addition to the above charges, TEPPCO shall invoice Amerigas 0.17 cents ($0.0017) for each Gallon of Propane odorized by TEPPCO at the Terminal, which is delivered to Amerigas or its agents. The charge for this odorization service is subject to change hereunder on thirty (30) days written notice from TEPPCO to Amerigas.

         9.4 Amerigas shall be invoiced for (i) Receipt Charges upon the completion of the unloading of Propane and (ii) for all other charges and payments from time to time, but not less often than once a Month. Payment of all fees, charges (including but not by way of limitation Demand Payments as set forth in Section 10.2) under this Agreement shall be made within ten (10) days after receipt of any such invoice.

         9.5 Notwithstanding anything in this Agreement to the contrary, Amerigas shall have the exclusive use of the Terminal during the Primary Term. If Amerigas is unable to fully utilize its allowed right of receipt, storage and delivery during the Primary Term (it being understood this requirement shall be met if





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Amerigas meets its Minimum Annual Volume requirements as set forth in Section
10.1 and 10.3 of this Agreement), Amerigas shall immediately inform TEPPCO of such inability to utilize such unused portions in order to allow TEPPCO to fully utilize such unused portions of the Terminal.

         9.6 In the event Amerigas at any future time shall no longer retain the exclusive use of the Terminal, TEPPCO agrees to purchase from Amerigas that volume of Propane in the Heel. The purchase price for the volume of Propane constituting the Heel shall be the average TET Propane price at Mont Belvieu as published by the Oil Price Information Service for the Month prior to such purchase, plus 8 cents per Gallon.

         9.7 At any time TEPPCO receives written notice from either the City of Providence or the Port of Providence of any actual increases in fees or charges of any nature whatsoever ("Increases") that are in any way applicable to the Terminal or the services provided by TEPPCO at the Terminal, TEPPCO shall promptly notify Amerigas in writing of such Increases. Upon receipt of such notice, Amerigas and TEPPCO shall negotiate in good faith to enable the parties to reach an agreement as to the appropriate mechanism to reflect the increases in the Receipt Charges set forth in or determined pursuant to this
Section 9. If the parties reach an agreement with respect thereto, this Agreement shall be amended to reflect such agreement which amendment shall be effective as of the first day of the Contract Year following the Contract Year TEPPCO received notice of the Increases. If the parties are unable to





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reach agreement after a reasonable time period for good faith negotiations which time period shall in no event extend beyond February 15 of the then-current Contract Year or exceed sixty (60) days following the commencement of negotiations, whichever is longer, then TEPPCO may terminate this Agreement if such Increases by the City of Providence or Port of Providence render this Agreement, in the reasonable judgment of TEPPCO, financially unattractive for the continued exclusive use of the Terminal by Amerigas.

         9.8 The Summer Rates and Winter Rates as set forth in Section 9.1 above shall be increased or decreased effective May 1 of each Contract Year following the initial Contract Year by an amount determined by multiplying one cent by the percentage increase or decrease in the CPI-U Index between March 1996 and March of the prior Contract Year. By way of example to clarify the prior sentence, the calculation for the Contract Year commencing on May 1, 1997, would use the CPI-U Indexes for March 1996 and March 1997. Assuming a Winter Rate of 3.90 cents and a Summer Rate of 2.90 cents, a 3% increase in the CPI-U Index from March 1996 to March 1997 would result in the Winter and Summer Rates changing to 3.93 cents and 2.93 cents, respectively, commencing May 1, 1997. There shall be no adjustment in rates pursuant to this Section 9.7 below those initial rates set forth in Section 9.1. If the CPI-U Index should cease to be published the parties shall negotiate in good faith to determine a suitable index or indices in lieu thereof. If the parties are unable to determine a suitable index or indices





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within sixty (60) days of the commencement of negotiations the determination of such shall be submitted to binding arbitration to be held in accordance with the practices and procedures of the American Arbitration Association.



                                   SECTION 10

                      VOLUME OBLIGATION AND DEMAND PAYMENT

         10.1 In order to induce TEPPCO to provide the exclusive use of the Terminal to Amerigas during the Primary Term of this Agreement, Amerigas agrees to deliver through the Terminal 1,450,000 Barrels of Propane each Contract Year ("Minimum Annual Volume").

         10.2 If the volume of Propane delivered through the Terminal for Amerigas during any Contract Year is less than the Minimum Annual Volume, as described in Section 10.1 above or as modified pursuant to Section 10.3, Amerigas shall pay TEPPCO an amount ("Demand Payment") equal to 3.57 cents times the number of Gallons that Amerigas is deficient ("Deficient Volume") provided, however, that the Deficient Volume shall be reduced to the extent that Amerigas is rendered unable by reason of force majeure, as defined in
Section 15.4, to make deliveries through the Terminal.

         10.3 The Minimum Annual Volume shall be reduced for a Contract Year whenever the Normal Degree Days are greater than the Actual Degree Days for the months of October through March for such Contract Year. Any such reduction of the Minimum Annual Volume shall be based on the following formula:

                               ND-AD
                           (---------)x600,000=R
                                 ND

                 ND = Normal Degree Days
                 AD = Actual Degree Days
                  R = Number of Barrels to be subtracted from
                      1,450,000 to determine the adjusted
                      Minimum Annual Volume

                                   SECTION 11

                                      TAX

         11.1 The term "Tax" or "Taxes" as used in this Section shall mean any valid tax, license fee, or charge now or hereafter levied, assessed or made by any governmental authority on the Propane or on the act, right, or privilege of transportation, handling, exchange, receipt or delivery of such Propane which is measured by the volume or value of the Propane; provided, however, that the term "Tax" shall not be deemed to include any general gross receipts tax, general gross income tax, general occupational or license tax or general franchise tax.

         11.2 Amerigas represents to TEPPCO that it is a marketer of Propane, and it is hereby agreed that when permitted by law, Amerigas shall assume and be responsible to the appropriate governmental unit for any and all federal, state and municipal Taxes, fees and other assessments that may be levied on Amerigas' Propane or any part thereof while in the custody of TEPPCO. It is agreed that TEPPCO shall have the right to pay such Taxes, fees, or other assessments on Amerigas' behalf, and Amerigas shall reimburse TEPPCO for any such Taxes, fees, or other assessment so paid by

TEPPCO on Amerigas' behalf.

         11.3 All duties, Taxes, import fees and dues of every description imposed on Amerigas' Propane or its freight at the discharging port shall be paid by Amerigas, together with all costs of bringing such Propane through U.S. Customs.

         11.4 Any Taxes, fees or other assessments imposed on TEPPCO with respect to Propane redelivered to Amerigas shall be paid by Amerigas.

         11.5 If, at any time or from time-to-time hereafter, any new or additional tax, duties, rentals, or fees for which Amerigas or TEPPCO is liable hereunder are imposed in such an amount so as to materially render this transaction unprofitable to Amerigas or TEPPCO, then either party shall have the right, on not less than sixty (60) Days written notice to the other, to terminate this Agreement. During such 60-day period the parties shall enter into good faith negotiations to attempt to resolve any matters that are the basis of the notice of termination. In that regard, if the party receiving the notification elects to pay or otherwise be fully responsible for the matter, which the party sending the notice claims has made this transaction materially unprofitable, this Agreement shall not be terminated and shall be modified to reflect such agreement.



                                   SECTION 12

                               BUSINESS PRACTICES

         12.1 Each party hereto agrees to comply with all laws and lawful regulations applicable to any activities carried out in the name, or on behalf, of the other party under the provisions of this Agreement and/or any amendments hereto.

         12.2 Each party hereto agrees that all financial settlements, billings and reports rendered to the other party, as provided for in this Agreement and/or any amendment hereto, will, to the best of its knowledge and belief, reflect properly the facts about all activities and transactions related to this Agreement, which data may be relied upon as being complete and accurate in any further recording and reporting made by such other party for whatever purpose.

         12.3 Each party hereto agrees to notify the other party promptly upon discovery of any instance where the notifying party fails to comply with
Section 12.1, or where the notifying party has reason to believe data covered by Section 12.2 is no longer accurate and complete.



                                   SECTION 13

                      TITLE, RESPONSIBILITY AND LIABILITY

         13.1 Title to Propane received from Amerigas at the Terminal shall be and shall at all times remain in Amerigas' name.

         13.2 Responsibility and liability for the safe handling and storage of Propane shall pass from Amerigas to TEPPCO at the connecting flange of a tankship's discharge hose to TEPPCO's Terminal shore facilities.
Responsibility and liability for the safe handling and storage of Propane shall pass from TEPPCO to

Amerigas when the Propane has passed the loading arm connection of the truck loading facility during delivery into tank trucks furnished or caused to be furnished by Amerigas, or its consignee.



                                   SECTION 14

                          WARRANTY AND INDEMNIFICATION

         14.1 Amerigas warrants that it has title to the Propane delivered by it hereunder and that it has the right to deliver same and that such Propane is free and clear of all liens and encumbrances of any nature. Delivery of Propane encumbered by liens or other charges by either party hereto may be refused by the other party. Amerigas shall be the importer of record of any Propane delivered for its account to the Terminal under this Agreement.

         14.2 Propane tendered for delivery to TEPPCO shall meet the specifications set forth in Exhibit 1.4(m) of this Agreement as such may be modified at any time and from time-to-time. Should any Propane tendered for delivery to TEPPCO at the Terminal fail to meet the specifications, TEPPCO shall immediately notify Amerigas and the parties shall in good faith attempt to work out a mutually acceptable solution to the problem; provided, however, that TEPPCO at its option may have Amerigas' tankship vacate the berth at no expense to TEPPCO until such time as TEPPCO and Amerigas agree as to a course of action. Subject to the provisions of Section 5, any time elapsing from the time of TEPPCO's notification to Amerigas and while the parties agree upon a course of action for the off-specification Propane to the time the tankship is cleared for unloading cargo shall not count as laytime or as demurrage to TEPPCO, if the tankship goes on or has been on demurrage.

         14.3 Except as otherwise provided in Section 14.2 hereof or any arrangement agreed to by the parties hereto, Propane delivered by TEPPCO hereunder to Amerigas shall conform to the specifications for Propane in effect under this Agreement on the date of delivery; the foregoing is exclusive and is in lieu of all other warranties, whether written or oral, or implied in fact or in law, and whether based on statute, contract, tort, strict liability or otherwise. ANY WARRANTY OF MERCHANTABILITY AND ANY WARRANTY FOR FITNESS FOR PARTICULAR PURPOSE IS EXPRESSLY EXCLUDED AND DISCLAIMED BY TEPPCO AS TO THE DELIVERY AND QUALITY OF PROPANE DELIVERED TO AMERIGAS HEREUNDER. Amerigas' exclusive remedy for any loss of Propane or failure of Propane to conform with such specifications shall be limited, at Amerigas' discretion, to refund of the purchase price or replacement of all Propane lost or shown to be otherwise than specified and TEPPCO shall not be liable for any special, incidental, consequential, punitive, or exemplary damages or any other damages of any nature whatsoever.

         14.4 Except as expressly provided to the contrary elsewhere in this Agreement, the parties agree as follows:

                 (a) Amerigas shall indemnify and hold harmless TEPPCO, their heirs, successors, employees, agents, assigns and personal representatives from all damages, losses, deficiencies, liabilities, costs and expenses resulting from any negligence, willful misconduct, misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant under this Agreement on the part of Amerigas, or Amerigas' subsidiaries, affiliates, subcontractors or independent contractors or any of their employees, workmen, servants or agents. Amerigas will also indemnify and hold harmless TEPPCO from any and all actions, suits, proceedings, demands, assessments, judgments, costs (including attorneys' fees) and other expenses incident to any of the foregoing. The provisions of this section shall not apply if any of the above should result from the negligence, willful misconduct, or the failure of TEPPCO, or TEPPCO's affiliates, subcontractors or independent contractors or any of their employees, workmen, servants or agents to perform any obligation of this Agreement. TEPPCO shall give prompt written notice to Amerigas of any claim asserted against TEPPCO which may result in liability to Amerigas hereunder.

                 (b) TEPPCO shall indemnify and hold harmless Amerigas, its parents, affiliates, successors and assigns, officers, employees and agents from all damages, losses, deficiencies, liabilities, costs and expenses resulting from any negligence, willful misconduct, misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant under this Agreement on the part of TEPPCO, or TEPPCO's subsidiaries, affiliates, subcontractors or independent contractors or any of their employees, workmen, servants or agents. TEPPCO will also indemnify and hold harmless Amerigas from any and all actions, suits, proceedings, demands, assessments, judgments, costs (including attorneys' fees) and other expenses incident to any of the foregoing. The provisions of this Section shall not apply if any of the above should result from the negligence, willful misconduct, or the failure of Amerigas or Amerigas' affiliates, subcontractors or independent contractors or any of their employees, workmen, servants or agents to perform any obligation under this Agreement. Amerigas shall give prompt written notice to TEPPCO of any claim asserted against Amerigas which may result in liability to TEPPCO hereunder.



                                   SECTION 15

                          GENERAL TERMS AND CONDITIONS

         15.1    Regulatory Law

                 This Agreement is subject to all valid and applicable federal, state and local laws, rules, orders, regulations, and directives of any governmental authority, agency, commission, or regulatory body having jurisdiction in connection with any and all matters and things incident to this Agreement, including but not limited to the Equal Employment Opportunity Act and other nondiscrimination laws and regulations covered by Executive Orders 11246, 11598, 11625 and 11701, as they may be modified or amended, and the Rehabilitation Act of 1973 (Public Law 99-112) and regulations issued thereunder in Title 20, Chapter VI, Subchapter C, Part 741 of the Code of Federal Regulations and the United States Environmental Protection Agency regulations adopted pursuant to Executive Order No. 11738, as they may be modified or amended.

         15.2    Oil Spills - Clean Seas

                 (i) Amerigas shall take all appropriate actions and precautions to see that the tankships furnished by Amerigas avoid oily pollution at the Terminal. Amerigas agrees to nominate only tankships that have adequate oil spill liability coverage. In the event a tankship nominated by Amerigas shall discharge oil in the area of the Terminal (land or water) in violation of any applicable law, TEPPCO agrees to immediately (but not later than 2 hours) notify Amerigas by telephone or facsimile transmission upon TEPPCO's receiving notice of such discharge, so that Amerigas may give appropriate notification to and/or make arrangements with the responsible tankship owner or its carrier for the remediation or mitigation of the affected area(s). TEPPCO shall not be liable for any expenses associated with remediation or mitigation resulting from such discharge and Amerigas shall reimburse TEPPCO therefor. Amerigas understands that the Terminal has no facilities for handling ballast water or any other materials, other than Propane, carried aboard a tankship.

                 (ii) The tankship nominated by Amerigas shall maintain the strictest compliance with all fire, safety, environmental protection and other laws, rules, regulations and directives of any federal, state or local governments; the applicable port authority; and the U.S. Coast Guard and any other governmental agency; and TEPPCO shall not be liable for any fine or occurrence which results from failure to comply therewith. In addition, should Amerigas' tankship fail to remedy such non-compliance in the fastest possible time after being advised thereof, TEPPCO may (1) refuse berthing of the tankship, (2) terminate the tankship's discharge until such non-compliance is remedied, or (3) order, at its sole discretion, the tankship to vacate the berth.

                 (iii) In addition to the foregoing, tankships nominated by Amerigas shall be in compliance with the U.S. Federal Water Pollution Control Act, as amended, and will have secured and shall carry aboard the tankship a current U.S. Federal Maritime Commission certificate of financial responsibility. TEPPCO shall not be liable for demurrage or other expenses for or during any time lost as a result of failure to obtain the certificate.

         15.3    Odorization

         PROPANE DELIVERED BY AMERIGAS INTO THE TERMINAL FACILITIES SHALL NOT BE ODORIZED. PROPANE DELIVERED INTO TANK TRUCKS BY TEPPCO TO AMERIGAS OR TO AMERIGAS' DESIGNEE FOR AMERIGAS' ACCOUNT HEREUNDER SHALL BE ODORIZED IN THE ABSENCE OF A SEPARATE WRITTEN AGREEMENT AUTHORIZING DELIVERY OF UNODORIZED PRODUCT INTO TANK TRUCKS. SUBJECT TO THE PROVISIONS OF ANY TERMINAL ACCESS AGREEMENT BETWEEN THE PARTIES, TEPPCO SHALL ODORIZE SUCH PROPANE BY INJECTING ETHYL MERCAPTAN ODORANT IN AN AMOUNT AT LEAST SUFFICIENT IN QUANTITY TO BE IN ACCORDANCE WITH (I) NFPA 58, OR (II) ANY APPLICABLE LAWS, RULES, DIRECTIVES OR ORDERS OF ANY GOVERNMENT, GOVERNMENTAL BODY OR GOVERNMENTAL AGENCY, WHICHEVER STANDARD OF AMOUNT IS HIGHER. AMERIGAS SHALL HAVE THE RIGHT TO SPECIFY ANOTHER ODORANT OR METHOD OF ODORIZATION SUBJECT ONLY TO THE ABILITY OF THE FACILITIES AT THE TERMINAL TO MEET SUCH REQUEST. AMERIGAS REPRESENTS THAT IT IS FAMILIAR WITH THE GENERAL PHYSICAL CHARACTERISTICS AND POSSIBLE HAZARDS OF PROPANE AND ISSUES RELATIVE TO ODORANTS, ODORIZATION AND ODORANT FADE AND HAS TAKEN THOSE STEPS NECESSARY IN ITS JUDGMENT TO WARN CONSUMERS OF THE POSSIBLE HAZARDS OF PROPANE, PROPANE'S PHYSICAL PROPERTIES AND ODOR AS WELL AS THE POTENTIAL FOR ODORANT FADE.

         15.4    Force Majeure

         In the event either party is rendered unable by reason of "force majeure" as that term is hereafter defined, to carry out in whole or in part any of its obligations under this Agreement, other than the obligation to make payments of monies due hereunder, then such party shall give notice and make full particulars of such force majeure in writing or by telegraph or telex or facsimile transmission to the other party as soon as reasonably possible after the occurrences of said force majeure and the determination of the cause relied upon, and upon the giving of such notice, the obligations of such party shall, only insofar as they are affected by such force majeure, be suspended during the continuance of any inability so caused, but for no longer period; and such cause shall, insofar as reasonably possible, be remedied with reasonable dispatch. The term "Force Majeure" shall include strikes, lockouts, or other industrial disturbances, wars, blockages, insurrections, or acts of the public enemy; epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, or other acts of God; arrests and restraints of governments and people; federal, state or local laws, rules or regulations; acts, orders, directives, requisitions, or request of any official or agency of the federal, state, or local government; rationing of, shortages of, or inability to obtain or to use any material or equipment; riots or civil disturbances, fires, explosions, failures, disruptions, breakdowns, or accidents to machinery, pumps, facilities or necessary lines of pipe (regardless of the ownership or operation thereof); the necessity of making repairs, alterations, enlargements or connections to machinery, pumps, facilities, or lines of pipe (regardless of the ownership or operation thereof); failure of any third party pipeline, through no fault of the parties hereto, to accept the products that are the subject of this Agreement for transportation; embargoes, priorities, or expropriations by government or governmental authorities, interference by civil or military authorities, legal or de facto whether purporting to act under some constitution, decree, law or otherwise, which is not reasonably within the control of the party claiming suspensions and which such party is unable to prevent or overcome by the exercise of reasonable diligence. Such term shall likewise include (a) delays in acquiring or inability to acquire at reasonable cost and after exercising reasonable diligence, any servitudes, rights-of-way, permits or licenses necessary to enable a party to fulfill its obligations hereunder; (b) the inability of a party to acquire, or delays on the part of such party in acquiring, at reasonable cost and after the exercise of reasonable diligence, such materials or supplies or governmental permits or permissions as are necessary to enable such party to fulfill its obligations hereunder; and (c) the internal inspection of the Tank and any modifications or repairs to the Tank as a result of such inspection as provided in Section 2.2. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the sole discretion of the party having the difficulty.

         15.5    Assignment

         Neither this Agreement nor any rights, benefits or obligations hereunder may be assigned or in any way transferred directly or indirectly by operation of law, merger, stock purchase or otherwise, by any party hereto without the prior written consent of the other party, except that an assignment or delegation (i) to an entity which is the parent company of the assigning party or wholly-owned by the assigning party or (ii) to an entity which is the successor to all or substantially all of such party's properties shall not require approval. Any attempted assignment or transfer of this Agreement, other than in compliance with the provisions of this Section 15.5, shall be void and the non-assigning party shall not recognize the prohibited and invalid assignment or transfer. Except as expressly provided herein, nothing in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and permitted assigns, any rights, benefits or obligations hereunder. No assignment shall have the affect of relieving the assigning party of any liabilities hereunder past, present or future, unless agreed to in writing by the non-assigning party. TEPPCO shall at Amerigas' request and for Amerigas' account make a custody transfer and delivery of Amerigas' Propane out of storage to any third party designee named by Amerigas provided that such designee has made prior arrangements for the immediate physical receipt of the Propane.

         15.6    Conflict of Interest

         No officer, director, employee, or agent of either party shall give or receive any commission, fee, rebate, gift, or entertainment of significant cost or value in connection with this Agreement. Any representative(s) authorized by either party may audit the applicable records of the other party solely for the purpose of determining whether there has been compliance with this Section 15.6.

         15.7    Audit

         Each party and its duly authorized representative shall have access to the accounting records and other documents maintained by the other party which relate to materials being delivered to the other party under this Agreement, and shall have the right to audit such records at any reasonable time or times during the term of this Agreement and within two (2) years after the termination of this Agreement.

         15.8    Liens

         TEPPCO shall have a right to place a lien on the Propane deliverable by TEPPCO to Amerigas hereunder to insure the payment of all fees, damages, demurrage charges or other payments which may be due TEPPCO hereunder. However, TEPPCO shall not place a lien upon any Propane after delivery of same to Amerigas or its designees.

         15.9    Toxic Substances Control Act ("TSCA")

         Amerigas certifies that all chemical substances in its shipment shall comply with all applicable rules or orders under

TSCA and that Amerigas will not offer a chemical substance for entry in violation of TSCA or any applicable rule or order thereunder.

         15.10 Charges to Amerigas

         All charges whatsoever for inspection fees, import duty and permits at the discharging port shall be the responsibility of Amerigas. Amerigas shall be responsible for any charges attributable to its tankship, including without limitation, pilots, tugs, light and port dues, line handlers and agents.

         15.11 Waivers

         No waiver by either party hereto of any term, condition or obligation contained herein shall be deemed a waiver of the same term, condition or obligation in the future, nor shall a waiver by either party hereto of any breach of this Agreement be deemed a waiver of subsequent breaches of the same or other nature.

         15.12 Notices

         All notices or other communications required or permitted to be given under this Agreement shall be sufficiently given for all purposes hereunder if in writing and personally delivered, delivered by recognized courier service (such as Federal Express) or certified United States mail, return receipt requested, or sent by facsimile communication to the appropriate address or number as set forth below. Notices shall be effective upon receipt by the party to be notified. The addresses for notice are as follows:

                 If to TEPPCO under Sections 4 and 6:

                          TEXAS EASTERN PRODUCTS PIPELINE COMPANY
                          P. O. Box 2254
                          Providence, Rhode Island  02905

                          Attention:  Area Supervisor
                          Facsimile No.:  (401) 461-6460

                 If to TEPPCO under any Section other than Sections 4 and 6:

                          TEXAS EASTERN PRODUCTS PIPELINE COMPANY
                          P. O. Box 2521
                          Houston, Texas  77252-2521

                          Attention:  Vice President, LPG Services
                          Facsimile No.:  (713) 759-3645

                 If to Amerigas:

                          AMERIGAS PROPANE, INC.
                          P. O. Box 965
                          Valley Forge, PA  19482

                          Attention:  Vice President Purchasing
                                           and Transportation
                          Facsimile No.:  (610) 768-7664

                          and

                          AMERIGAS PROPANE, INC.
                          11757 Katy Freeway, Suite 143
                          Houston, TX  77079

                          Attention: Providence Terminal Representative Facsimile No.: (713) 496-6209



         15.13 Applicable Law

         EXCEPT TO THE EXTENT THAT THE GENERAL MARITIME LAWS OF THE UNITED STATES MAY BE APPLICABLE, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE ISLAND, WITHOUT GIVING AFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         15.14 Provision of Ancillary Facilities

         During the term of this Agreement, TEPPCO agrees to provide the following for the benefit of Amerigas:

                 a. Space at and access to the Terminal to allow Amerigas to park its transport trucks that operate from the Terminal.

                 b. A room and necessary facilities (including bathroom facilities) at the Terminal for Amerigas' transport truck drivers to be utilized in connection with their job duties. Such facilities shall include a phone to be paid for by Amerigas.

                 c. All necessary documentation, paperwork and timely communications to permit Amerigas to prudently operate its business in connection with Amerigas' usage of the Terminal. Such documentation, paperwork and communications shall be those previously made available to Amerigas by TEPPCO prior to the Effective Date.


Notwithstanding anything herein to the contrary, Amerigas hereby agrees to protect, defend, indemnify and hold TEPPCO, its general partner, limited partner, affiliates, independent contractors; and employees, officers and directors of each and every one of them, harmless from and against any and all claims, demands, and causes of action of every kind and character brought by any party hereto, any party acquiring an interest hereunder, any of their agents and employees, any governmental agency and/or any third or other party whomsoever, arising out of, incident to or in connection with the provision to Amerigas, its employees and agents of the benefits set forth in items a, b, and c of this Section 15.14.

         15.15 Default

         If Amerigas shall default in the payment of any sum due hereunder as the same becomes due and payable, or shall be in default under any of the provisions of this Agreement and shall remain in default, upon the fifteenth
(15th) day following written notification of said default from TEPPCO to Amerigas, TEPPCO may, at its option and in addition to any other remedies that may be available to it, declare this Agreement terminated by reason of Amerigas' default without further liability or obligation on the part of TEPPCO except for payment of any sums due under this Agreement. If TEPPCO shall be in default upon the fifteenth (15th) day following written notification of said default from Amerigas to TEPPCO, Amerigas may, at its option and in addition to any other remedies that may be available to it, declare this Agreement terminated by reason of TEPPCO's default without further liability or obligation on the part of Amerigas except the payment of any sums due under this Agreement.

         15.16 Revision and Modification

         This Agreement constitutes the complete understanding of the parties with respect to the matters contained herein and there are no understandings nor commitments not expressly set forth herein. No revision, modification or amendment hereof shall be effective unless in writing and signed by the parties hereto. The LPG

Terminaling Agreement dated May 1, 1992 between the parties hereto is hereby terminated effective upon the execution of this Agreement by both parties hereto.

EXECUTED as of the date first set forth above.



                                  TE PRODUCTS PIPELINE COMPANY,
                                  LIMITED PARTNERSHIP, by
                                  TEXAS EASTERN PRODUCTS PIPELINE
                                  COMPANY, general partner


                                  ------------------------------
                                  Title:
                                         -----------------------


                                  AMERIGAS PROPANE, INC.

                                  By:
                                      --------------------------
                                  Title:
                                         -----------------------


5802d.kha

                 GPA LIQUEFIED PETROLEUM GAS SPECIFICATIONS

                                                                       PRODUCT DESIGNATION
------------------------------------------------------------------------------------------------------------------------------------
                                                COMMERCIAL       COMMERCIAL       COMMERCIAL       PROPANE             TEST
PRODUCT CHARACTERISTICS                          PROPANE          BUTANE             B-P             HD-5             METHODS
                                                                                   MIXTURES
------------------------------------------------------------------------------------------------------------------------------------
Composition...............................    Predominately     Predominantly    Predominantly   not less than 90   ASTIM D-2163-87
                                              propane and/or    butanes and/or   mixtures of     liquid volume per
                                              propylene         butylenes.       butanes and/or  cent propane; not
                                                                                 butylenes with  more than 5 liquid
                                                                                 propane and/or  volume percent
                                                                                 propylene.      propylene.

------------------------------------------------------------------------------------------------------------------------------------
Vapor pressure at 100 F.degree psig, max..     208 degrees      70 degrees       208 degrees     208 degrees        ASTM D-1267-84
------------------------------------------------------------------------------------------------------------------------------------
Volatile residue:
   temperature at 95% evaporation,
   deg. F, max............................     -37 degrees      36 degrees       38 degrees      -37 degrees        ASTM D-1837-86
            or
   butane and heavier, liquid volume
      percent max.........................     2.5              --               --              2.5                ASTM D-2163-87
   pentane and heavier, liquid volume
      percent max.........................     --               2.0              2.0             --                 ASTM D-2163-87
------------------------------------------------------------------------------------------------------------------------------------

Residual matter:
   residue on evaporation of 100 ml, max.
   oil stain observation..................     0.05 ml          --               --              0.05ML             ASTM D-2158-85
                                               pass(1)          --               --              pass (1)           ASTM D-2158-85
------------------------------------------------------------------------------------------------------------------------------------

Corrosion, copper strip, max. ............     No. 1            No. 1            No. 1            No. 1             ASTM D-1838-84
                                                                                                                    (Note A)
------------------------------------------------------------------------------------------------------------------------------------

Total sulfur, ppmw. ......................     185              140              140             123                ASTM D-2784-80
------------------------------------------------------------------------------------------------------------------------------------

Moisture content .........................     pass             --               --              pass                 GPA Propane
                                                                                                                     Dryness Test
                                                                                                                        (Cobalt
                                                                                                                       Bromide)
                                                                                                                         or
                                                                                                                       D-2713-86
------------------------------------------------------------------------------------------------------------------------------------

Free water content........................     --               none             none            --                   --
------------------------------------------------------------------------------------------------------------------------------------


(1) An acceptable product shall not yield a persistent oil ring when 0.3ml of solvent residue mixture is added to a filler paper in 0.1 increments and examined in daylignt after 2 minutes as described in ASTM D-2158.

NOTA A: This method may not accurately determine the corrosivity of the Equalied petroleum gas if the sample contains corrosion inhibitors or other chemicals which diminish the corrosivity of the sample to the copper strip. Therefore, the addition of such compounds for the sole purpose of biasing the test is prohibited.

*Metric Equivalents 208 psig=1434 kPa gauge 70 psig=483 gauge - 37 degrees
 F=-38.3 degrees C 36 Degrees F=2.2 degrees C 100 degrees F=37.8 degrees C

[PHILLIPS CHEMICAL COMPANY LOGO] PHILLIPS CHEMICAL COMPANY
                                 A DIVISION OF PHILLIPS PETROLEUM COMPANY
                                 BARTLESVILLE, OKLAHOMA 74004     918 661-6600

                                 SPECIALTY CHEMICALS

                           SCENTINEL* A GAS ODORANT

Property                      Typical Value ** Specification    Test Method
-----------------------------------------------------------------------------------
Distillation Range, Deg F @                                     ASTM D 86
  760 mm Hg
      Initial Boiling Point   93
      50%                     95
      90%                     96
      Dry Point               97
Specific Gravity @ 60/60 F    0.845            0.842 -0.848     ASTM D 891
Density of Liquid @ 60 F.     7.03                              ASTM D 1250
  lbs/gal
Reid Vapor Pressure @ 100 F.  16.2 (1)                          Calculated
  psia
Cloud Point. Deg. F           less than -25    less than -20    PPCo BB01 CH
Freezing Point, Deg. F.       less than -100                    PPCo BB01 CH
Flash Point, Deg F.           -55                               Open Cup. Est.
Sulfur Content, Wt%           51 (2)                            Calculated
Color, APHA                   15               30 Max.          ASTM D 1209
Composition, Wt%                                                Chromatography
     Ethyl Mercaptan          99+              98 Min.
     Isopropyl Mercaptan      Trace
     Other Mercaptans and     Trace
  Sulfides
Appearance                    Clear with No    Clear with No    Visual
     Of Product               Particulate      Particulate
                                Matter            Matter
1/2 Doctor Test               Sweet                             ASTM D 235

* Denotes Registered Trademark

(1) Literature Value.

(2) From chromatograph composition

Notice: Since the conditions of handling and use are beyond our control we make no guarantee of results: nor is any of the above information to be taken as a license to operate under, or recommendation to infringe, any patent.

** Note 1 - The information contained herein is, to the best of our knowledge and belief, accurate, but we assume no liability for damages or penalties resulting from use of or reliance on this information.

SC0100 -- Reissued on 11/30/93 by EJH